Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined consolidated financial information, or the pro forma financial information, is based upon the historical consolidated financial information of Cloudera and Hortonworks and has been prepared to illustrate the effect of the merger that was completed on January 3, 2019. It should be noted that Cloudera and Hortonworks have different fiscal years. Accordingly, the unaudited pro forma condensed combined statement of operations, or the pro forma statement of operations information, for the year ended January 31, 2018 has been derived from Cloudera’s historical consolidated statement of operations for the year then ended and Hortonworks’ historical consolidated statement of operations for the fiscal year ended December 31, 2017. The pro forma statement of operations information for the nine months ended October 31, 2018 has been derived from Cloudera’s historical condensed consolidated statement of operations for the nine months then ended and Hortonworks’ historical condensed consolidated statement of operations for the nine months ended September 30, 2018. The unaudited pro forma condensed combined balance sheet information, or the pro forma balance sheet information, has been derived from Cloudera’s and Hortonworks’ historical condensed consolidated balance sheets as of October 31, 2018 and September 30, 2018, respectively. The pro forma balance sheet information has been prepared as of October 31, 2018 and gives effect to the consummation of the merger as if it had occurred on that date. The selected pro forma statement of operations information, which has been prepared for the year ended January 31, 2018 and the nine months ended October 31, 2018, gives effect to the consummation of the merger as if it had occurred on February 1, 2017, the beginning of Cloudera’s 2018 fiscal year.
The unaudited pro forma condensed combined financial statements give effect to the merger under the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standard Topic ASC 805, Business Combinations (ASC 805) with Cloudera treated as the acquirer. As of the date of this filing, Cloudera has not completed the detailed valuation work necessary to arrive at the required estimates of the fair value of the Hortonworks assets to be acquired and the liabilities to be assumed and the related allocation of the purchase consideration, nor has it identified all adjustments necessary to conform Hortonworks’ accounting policies to Cloudera’s accounting policies. A final determination of the fair value of Hortonworks’ assets and liabilities, including intangible assets with both indefinite or finite lives, will be based on the actual net tangible and intangible assets and liabilities of Hortonworks that are identified upon completion of the valuation analysis subsequent to the closing date of the merger. In addition, the fair value of the consideration to be paid by Cloudera upon the consummation of the merger is determined based on the closing price per share of Cloudera common stock on the closing date and the fair value of the assumed stock awards attributable to pre-combination service as of the closing date of the merger, which will be determined upon completion of the valuation analysis subsequent to the closing date of the merger. As a result of the foregoing, the fair value of the purchase consideration and the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The preliminary fair value of the purchase consideration and the preliminary pro forma adjustments have been made solely for the purpose of presenting the unaudited pro forma condensed combined financial statements. Cloudera estimated the fair value of Hortonworks’ assets and liabilities as of October 31, 2018 based on discussions with Hortonworks management, preliminary valuation analysis, due diligence and information presented in Hortonworks’ public filings. Given the limited time since the completion of the merger on January 3, 2019, both companies have been limited in their ability to share certain information. The information necessary for the complete valuation was not available prior to the completion of the merger and, therefore, management used its best estimates based upon information currently available. Based on such facts, the final purchase consideration allocation may be different than that reflected in the pro forma purchase consideration allocation presented herein, and this difference may be material.
Assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are: (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results of Cloudera and Hortonworks following the completion of the merger.
In connection with the plan to integrate the operations of Cloudera and Hortonworks, Cloudera anticipates that non-recurring charges, such as costs associated with systems implementation, relocation expenses, severance and other costs related to exit or disposal activities, will be incurred. Cloudera is not able to determine the timing, nature and amount of these charges as of the date of this filing. However, these charges could affect the combined results of operations of Cloudera and Hortonworks, as well as those of the combined company following the completion of all related merger integration activities, in the period in which they are recorded. The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are non-recurring in nature and not factually supportable at the time that the unaudited pro forma condensed combined financial statements were prepared. The unaudited pro forma condensed combined statements of operations do not reflect future events that may occur after the closing of the transaction, including, but not limited to, material non-recurring charges subsequent to the closing. Additionally, these adjustments do not give effect to any synergies that may be realized as a result of the merger, nor do they give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of October 31, 2018
(in thousands)

	Historical
	As of
	October 31, 2018	September 30, 2018	Pro Forma Adjustments (Note 3)		Pro Forma Combined
	Cloudera	Hortonworks

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$64,632	$55,322	$—		$119,954
Short-term marketable securities	325,053	45,977	—		371,030
Accounts receivable, net	92,586	78,374	—		170,960
Prepaid expenses and other current assets	25,176	11,111	—		36,287
Deferred costs	—	23,778	(23,778)	a	—
Contract assets	—	530	(530)	a	—
Total current assets	507,447	215,092	(24,308)		698,231
Property and equipment, net	21,207	12,369	—		33,576
Marketable securities, noncurrent	60,237	3,541	—		63,778
Intangible assets, net	3,884	1,585	811,615	b, c	817,084
Goodwill	33,621	34,333	303,995	b, c	371,949
Deferred costs, noncurrent	—	26,062	(26,062)	a	—
Restricted cash	3,352	9	—		3,361
Other assets	6,767	3,618	—		10,385
TOTAL ASSETS	$636,515	$296,609	$1,065,240		$1,998,364
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$2,085	$6,275	$—		$8,360
Accrued compensation	36,834	16,332	7,433	e	60,599
Other accrued liabilities	13,376	9,130	41,891	d	64,397
Other contract liabilities	—	15,829	(15,829)	a	—
Deferred revenue, current portion	242,665	163,077	(88,060)	a, c	317,682
Total current liabilities	294,960	210,643	(54,565)		451,038
Deferred revenue, less current portion	34,654	86,279	(48,100)	a, c	72,833
Other liabilities	20,336	827	(34)	a, c	21,129
TOTAL LIABILITIES	349,950	297,749	(102,699)		545,000
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock	8	9	(3)	b	14
Additional paid-in capital	1,460,370	944,900	271,218	b, c	2,676,488
Accumulated other comprehensive loss	(1,073)	(1,155)	1,155	a, b	(1,073)
Accumulated deficit	(1,172,740)	(944,894)	895,569	a, b, d, e	(1,222,065)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	286,565	(1,140)	1,167,939		1,453,364
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$636,515	$296,609	$1,065,240		$1,998,364

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended October 31, 2018
(in thousands, except per share data)

	Historical
	Nine Months Ended
	October 31, 2018	September 30, 2018	Pro Forma Adjustments (Note 4)		Pro Forma Combined
	Cloudera	Hortonworks
Revenue:
Subscription	$278,720	$191,943	$(47,704)	a, e	$422,959
Services	52,508	60,635	(8,256)	a, e	104,887
Total revenue	331,228	252,578	(55,960)		527,846
Cost of revenue:(1) (2)
Subscription	44,764	26,534	12,800	b	84,098
Services	50,695	43,432	—		94,127
Total cost of revenue	95,459	69,966	12,800		178,225
Gross profit	235,769	182,612	(68,760)		349,621
Operating expenses:(1) (2)
Research and development	121,027	71,096	(657)	b	191,466
Sales and marketing	169,870	153,889	57,325	b, e	381,084
General and administrative	55,493	72,199	(7,257)	c	120,435
Total operating expenses	346,390	297,184	49,411		692,985
Loss from operations	(110,621)	(114,572)	(118,171)		(343,364)
Interest income, net	6,420	—	366	f	6,786
Other income (expense), net	(3,154)	1,273	(366)	f	(2,247)
Net loss before provision for income taxes	(107,355)	(113,299)	(118,171)		(338,825)
Provision for income taxes	(3,595)	(1,527)	—	d	(5,122)
Net loss	$(110,950)	$(114,826)	$(118,171)		$(343,947)
Net loss per share, basic and diluted	$(0.74)	$(1.45)			$(1.36)
Weighted-average shares used in computing net loss per share, basic and diluted	149,507	79,166			252,819

(1) Amounts include stock-based compensation expense, as follows:
Cost of revenue	$14,600	$7,476	$—		$22,076
Research and development	26,002	23,331	—		49,333
Sales and marketing	14,281	22,735	—		37,016
General and administrative	12,848	28,932	—		41,780
Total stock-based compensation expense	$67,731	$82,474	$—		$150,205

(2) Amounts include amortization of acquired intangible assets, as follows:
Cost of revenue – subscription	$1,866	$—	$12,800	b	$14,666
Research and development	—	657	(657)	b	—
Sales and marketing	105	—	59,565	b	59,670
Total amortization of acquired intangible assets	$1,971	$657	$71,708		$74,336

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended January 31, 2018
(in thousands, except per share data)

	Historical
	Year Ended
	January 31, 2018	December 31, 2017	Pro Forma Adjustments (Note 4)		Pro Forma Combined
	Cloudera	Hortonworks
Revenue:
Subscription	$301,022	$198,935	$(47,915)	a	$452,042
Services	66,421	62,875	(1,695)	a	127,601
Total revenue	367,443	261,810	(49,610)		579,643
Cost of revenue:(1) (2)
Subscription	70,902	30,741	17,067	b	118,710
Services	87,133	50,354	—		137,487
Total cost of revenue	158,035	81,095	17,067		256,197
Gross profit	209,408	180,715	(66,677)		323,446
Operating expenses:(1) (2)
Research and development	215,695	101,094	(879)	b	315,910
Sales and marketing	298,467	200,188	79,420	b	578,075
General and administrative	85,539	78,282	—		163,821
Total operating expenses	599,701	379,564	78,541		1,057,806
Loss from operations	(390,293)	(198,849)	(145,218)		(734,360)
Interest income, net	5,150	—	(99)	f	5,051
Other income (expense), net	1,429	(3,172)	99	f	(1,644)
Net loss before provision for income taxes	(383,714)	(202,021)	(145,218)		(730,953)
Provision for income taxes	(2,079)	(2,486)	—	d	(4,565)
Net loss	$(385,793)	$(204,507)	$(145,218)		$(735,518)
Net loss per share, basic and diluted	$(3.38)	$(3.08)			$(3.66)
Weighted-average shares used in computing net loss per share, basic and diluted	114,141	66,356			200,736

(1) Amounts include stock-based compensation expense, as follows:
Cost of revenue	$56,669	$7,676	$—		$64,345
Research and development	100,143	38,771	—		138,914
Sales and marketing	90,420	35,210	—		125,630
General and administrative	42,774	28,379	—		71,153
Total stock-based compensation expense	$290,006	$110,036	$—		$400,042

(2) Amounts include amortization of acquired intangible assets, as follows:
Cost of revenue – subscription	$2,230	$—	$17,067	b	$19,297
Research and development	—	879	(879)	b	—
Sales and marketing	1,493	—	79,420	b	80,913
Total amortization of acquired intangible assets	$3,723	$879	$95,608		$100,210

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting and are based on the historical consolidated financial statements of Cloudera and Hortonworks. The acquisition method of accounting is based on Financial Accounting Standards Board Accounting Standard Topic ASC 805, Business Combinations and uses the fair value concepts defined in Financial Accounting Standards Board Accounting Standard Topic ASC 820, Fair Value Measurements.
ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, ASC 805 requires that the consideration transferred be measured at the date the merger are completed at the then-current market price. This requirement will likely result in a per share equity component that is different from the amount assumed in these unaudited pro forma condensed combined financial statements. The market price of $10.37 per share was based upon the closing price of Cloudera common shares on the NYSE on January 3, 2019.
In accordance with ASC 805, Cloudera uses its best estimates and assumptions to accurately assign fair value to tangible assets to be acquired, identifiable intangible assets and liabilities and the related income tax impacts. Goodwill is measured as the excess of purchase consideration over the fair value of tangible and intangible assets and liabilities.
The unaudited pro forma condensed combined financial statements are based on preliminary estimated fair value purchase consideration allocation, provided for illustrative purposes only and do not purport to represent what the combined company’s results of operations or the financial condition would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual results of operations may differ significantly from the pro forma amounts reflected herein. In addition, the unaudited pro forma condensed combined financial information does not reflect any future planned cost savings initiatives following the completion of the offer and the merger.
As of the date of this filing, Cloudera has not completed the detailed valuation work necessary to finalize the required estimated fair values and estimated lives of Hortonworks’ assets to be acquired and liabilities to be assumed and the related allocation of the purchase consideration. To prepare the unaudited pro forma condensed combined financial information, Cloudera adjusted Hortonworks’ assets and liabilities to their estimated fair values based on preliminary valuation work. The allocation of the purchase consideration will be determined after the merger is completed and after completion of an analysis to determine the estimated fair value of Hortonworks’ assets and liabilities and associated tax adjustments. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments.
Acquisition related transaction costs (e.g., investment banker, advisory, legal, valuation and other professional fees) and certain acquisition related charges have not been included as a component of consideration transferred, but instead must be expensed as incurred. The pro forma balance sheet reflects the $41.9 million of anticipated acquisition related transaction costs of both companies reflected in other accrued liabilities with a corresponding decrease in stockholders’ equity (deficit). Cloudera has not presented these costs in the pro forma statements of operations because they will not have a continuing impact on the results of the combined company. The costs that Hortonworks and Cloudera may ultimately incur could differ materially from this amount.
In order to prepare the pro forma financial statements, Cloudera performed a preliminary review of Hortonworks’ accounting policies to identify significant differences. Upon completion of the merger, Cloudera will conduct an additional review of Hortonworks’ accounting policies to determine if differences in accounting policies require further adjustment or reclassification of Hortonworks’ results of operations, assets or liabilities to conform to Cloudera’s accounting policies and classifications. As a result of that review, Cloudera may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the pro forma financial statements.
Cloudera presents the pro forma financial statements for informational purposes only and the pro forma financial statements are not necessarily indicative of what the combined company’s financial position or results of operations would actually have been had the merger been completed on the dates indicated. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company.
The pro forma financial statements do not reflect any cost savings that Cloudera expects to realize. Cloudera expects to realize cost synergies per year after completing the merger due to increased operating efficiencies and leveraging economies of scale, which are estimated to be approximately $130 million in calendar year 2021. Although Cloudera management expects that costs savings will result from the merger, Cloudera cannot assure that these cost savings will be achieved.
The unaudited pro forma condensed combined financial information has been derived from GAAP applicable to Cloudera as of and for all periods presented and does not reflect adjustments for any accounting pronouncements pending adoption as of October 31, 2018 as referenced in Note 2 of Cloudera’s Form 10-Q for the quarterly period ended October 31, 2018. Specifically, the pro forma condensed combined financial information has been prepared in conformity with the revenue recognition accounting policies as disclosed in Cloudera’s Form 10-Q for the quarterly period ended October 31, 2018 and does not reflect any adjustments for Cloudera’s anticipated adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and the accounting for costs to acquire a contract including commissions under the new standard. Cloudera plans to adopt ASU 2014-09 under the full retrospective method on February 1, 2019.
Accounting Periods Presented
Cloudera and Hortonworks have different fiscal years. Cloudera’s fiscal year ends on January 31, whereas Hortonworks’ fiscal year follows a December 31 fiscal year end. The unaudited pro forma condensed combined balance sheet and statements of operations have been prepared utilizing period ends that differ by less than 93 days, as permitted by Rule 11-02 Regulation S-X. The unaudited pro forma condensed combined balance sheet as of October 31, 2018 is presented as if the acquisition had occurred on October 31, 2018 and combines Cloudera’s balance sheet as of October 31, 2018 with the Hortonworks’ balance sheet as of September 30, 2018. The unaudited pro forma condensed combined statement of operations for the year ended January 31, 2018 combines the historical results of Cloudera for the year ended January 31, 2018 and the historical results of Hortonworks for the year ended December 31, 2017. The unaudited pro forma condensed combined statement of operations for the nine months ended October 31, 2018 includes the nine months ended October 31, 2018 for Cloudera and the nine months ended September 30, 2018 for Hortonworks.
2. Preliminary Estimated Consideration to be Transferred and the Estimated Fair Value of Net Assets to Be Acquired
The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary estimate of the fair value of Hortonworks’ tangible assets, identifiable intangible assets to be acquired and liabilities to be assumed. The excess of the preliminary estimated purchase consideration over these fair values is recorded to goodwill. The pro forma adjustments included herein are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the merger between Cloudera and Hortonworks. The final purchase price allocation is dependent upon certain valuation procedures that have not yet been completed. The final determination of the purchase price allocation, upon the consummation of the merger, will be based on the net assets acquired as of that date and will depend on a number of factors, which cannot be predicted with any certainty at this time. The purchase price allocation may change materially based on the receipt of more detailed information. Upon completion of the merger, additional valuation work will be performed and any increases or decreases in the fair value of assets acquired or liabilities assumed may result in adjustments to the balance sheet and/or statement of operations until the purchase price allocation is final.
Upon the closing of the merger, each issued and outstanding share of Hortonworks Common Stock, par value $0.0001 per share automatically converted into the right to receive 1.305 shares of common stock, par value $0.00005 per share, of Cloudera (the exchange ratio). Hortonworks stock options and equity-based awards outstanding immediately prior to the business combination date automatically converted upon completion of the merger into stock options, equity-based awards (RSUs) respectively, with respect to Cloudera Common Stock, after giving effect to the Exchange Ratio. The estimated preliminary equity consideration, which represents a portion of the consideration deemed transferred to the Hortonworks stockholders in the merger, is calculated based on the number of shares of the combined company that Hortonworks stockholders will own as of the closing of the merger.

The fair value of the purchase consideration expected to be transferred on the closing date includes the value of the estimated equity consideration (including the value attributable to the consideration transferred of replacement RSUs and stock options). The fair value per share of Cloudera Common Stock was assumed for pro forma purposes to be $10.37 per share, which was the closing price of Cloudera’s Common Stock on January 3, 2019, the closing date of the merger. The accompanying unaudited pro forma condensed combined consolidated financial statements reflect an estimated preliminary purchase consideration of approximately $1.2 billion, which is reflected as an increase in additional paid-in capital on the unaudited pro forma condensed combined balance sheet.

(in thousands, except for exchange ratio and per share price)
Hortonworks shares outstanding at closing date	85,623
Exchange ratio	1.305
Cloudera shares to be issued for Hortonworks shares outstanding	111,738
Closing price of Cloudera common stock on January 3, 2019	$10.37
Purchase consideration for common stock	$1,158,723
Fair value of outstanding stock compensation awards attributable to pre-combination service	57,400
Total estimated purchase consideration	$1,216,123
The following table summarizes the preliminary estimated fair values of assets acquired and liabilities assumed as if the acquisition occurred on October 31, 2018, is as follows:

(in thousands)	Fair Value
Assets acquired	$210,321
Liabilities assumed	(145,726)
Intangible assets	813,200
Goodwill	338,328
Total estimated GAAP purchase consideration	$1,216,123
Hortonworks’ identifiable intangible assets include unbilled contracts, customer relationships, trade names and other intangible assets. These preliminary estimates of fair value and weighted average useful life may be different from the amounts included in the acquisition accounting upon the close of the merger, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements. Once further information about Hortonworks’ intangible assets becomes available additional analysis will be made that may impact: (1) the estimated total value assigned to identifiable intangible assets and (2) the estimated weighted-average useful life of each category of intangible assets. The estimated intangible asset values and their useful lives could be impacted by a variety of factors that may only be discoverable upon obtaining full access to additional information and/or by changes in such factors that may occur prior to completion of the merger. The combined effect of any such changes could then also result in a significant increase or decrease to Cloudera’s estimate of associated amortization expense.
The preliminary estimated fair value of Hortonworks’ identifiable intangible assets and their weighted-average useful lives is estimated as follows:

(in thousands)	Fair Value	Useful life (in years)
Unbilled contracts	$30,800	2
Customer relationships	773,200	10
Trade names	4,200	2
Other intangible assets	5,000	3
Total intangibles assets subject to amortization	$813,200

3. Pro Forma Adjustments—Balance Sheet

(a)
This adjustment reverses the impact of the adoption and ongoing effects of the accounting treatment of ASC 606 recognized by Hortonworks as of September 30, 2018 to conform with Cloudera’s current accounting policy under Financial Accounting Standards Board Accounting Standard Topic ASC 605, Revenue Recognition (ASC 605). Refer to table below for impacted line items and adjustment amounts in the pro forma balance sheet:

	Hortonworks’ Historical Balance Sheet as Reported under ASC 606	Adjustment to Conform to Cloudera’s Accounting Policies	Amounts in Pro Forma Balance Sheet of October 31, 2018
Assets
(in thousands)
Contract assets	$530	$(530)	$—
Deferred costs	23,778	(23,778)	—
Deferred costs, noncurrent	26,062	(26,062)	—
	$50,370	$(50,370)	$—

	Hortonworks’ Historical Balance Sheet as Reported under ASC 606	Adjustment to Conform to Cloudera’s Accounting Policies	Amounts in Pro Forma Balance Sheet of October 31, 2018
Liabilities
(in thousands)
Deferred revenue, current portion	$163,077	$29,536	$192,613
Other contract liabilities	15,829	(15,829)	—
Deferred revenue, less current portion	86,279	11,750	98,029
Other liabilities	827	(34)	793
Accumulated other comprehensive loss	(1,155)	331	(824)
Accumulated deficit	(944,894)	(76,124)	(1,021,018)
	$(680,037)	$(50,370)	$(730,407)

(b)	This adjustment eliminates the historical goodwill, intangible assets and various equity accounts on Hortonworks’ historical balance sheet.

(c)	This adjustment records the preliminary estimated fair values of assets acquired and liabilities assumed as if the acquisition occurred on October 31, 2018 as described within Note 2 above.

(d)
This adjustment is to include estimated transaction costs that are not recognized in the historical balance sheets of each Company and should be included on the pro forma balance sheet as they are transaction costs that are estimated to be incurred by the completion of the merger. The adjustment is for $18.1 million and $23.8 million that would have been incurred and paid by Cloudera and Hortonworks, respectively, prior to October 31, 2018 as if the merger had occurred as of October 31, 2018.

(e)
This adjustment is to include compensation charges expected to be incurred under change of control agreements with certain employees. Compensation charges under change of control agreements with other certain employees are not reflected in the pro forma balance sheet as it is uncertain whether these charges will be incurred. As these expenses will not have a continuing impact, they are not reflected in the pro forma statement of operations.

4. Pro Forma Adjustments—Statement of Operations

(a)
This adjustment reflects a reduction in revenues related to the estimated fair value of the acquired deferred revenue. The adjustment is based on preliminary fair value estimates for deferred revenue, adjusted for costs to fulfill the liabilities assumed, plus normal profit margin. The difference between this adjusted deferred revenue at fair value and Hortonworks’ historical deferred revenue results in a revenue reduction, or haircut, on a pro forma basis. The table below reflects the pro forma revenue adjustments for each of the periods reflected:

For the Nine Months Ended October 31, 2018:	Revenue Reduction
(in thousands)
Subscription	$(53,340)
Services	(1,887)
Total reduction to revenue	$(55,227)

For the Fiscal Year Ended January 31, 2018:	Revenue Reduction
(in thousands)
Subscription	$(47,915)
Services	(1,695)
Total reduction to revenue	$(49,610)

(b)	This adjustment reflects the following estimated amortization expense related to the intangible assets to be acquired:

	Nine Months Ended October 31, 2018
(in thousands)	Hortonworks Historical Amortization Expense	Based Upon Preliminary Fair Values	Increase/(Decrease) in Amortization Expense
Cost of revenue – subscription	$—	$12,800	$12,800
Research and development	657	—	(657)
Sales and marketing	—	59,565	59,565
Total increase in amortization expense	$657	$72,365	$71,708

	Fiscal Year Ended January 31, 2018
(in thousands)	Hortonworks Historical Amortization Expense	Based Upon Preliminary Fair Values	Increase/(Decrease) in Amortization Expense
Cost of revenue – subscription	$—	$17,067	$17,067
Research and development	879	—	(879)
Sales and marketing	—	79,420	79,420
Total increase in amortization expense	$879	$96,487	$95,608

(c)	This adjustment removes transaction costs that were recognized as expenses in Cloudera's statement of operations for the nine months ended October 31, 2018.

(d)
Based on Cloudera’s most recent accounting policy election, Cloudera applied Hortonworks’s tax attributes first. In doing so, the income tax liability associated with the intangible asset step up is fully offset by the partial release of Hortonwork’s deferred tax valuation allowance, therefore there is no tax impact adjustment on the pro forma condensed combined statement of operations in the periods presented.

(e)
This adjustment reverses the impact of ASC 606, with respect to revenues and sales commission expenses recognized in Hortonworks’ statement of operations for the nine months ended September 30, 2018, to conform with Cloudera’s current accounting policy under ASC 605. Refer to table below for impacted line items in the pro forma statement of operations:

	Hortonworks’ Historical Revenues as Reported Under ASC 606	Adjustment to Conform to Cloudera’s Accounting Policies	Adjusted Revenues for the Nine Months Ended October 31, 2018

Revenue
(in thousands)
Subscription	$191,943	$5,636	$197,579
Services	60,635	(6,369)	54,266
Total revenue	$252,578	$(733)	$251,845

	Hortonworks’ Historical Expenses as Reported Under ASC 606	Adjustment to Conform to Cloudera’s Accounting Policies	Adjusted Expenses for the Nine Months Ended October 31, 2018

Operating Expenses
(in thousands)
Sales and marketing	$153,889	$(2,240)	$151,649
(f)    This adjustment conforms the statement of operations line item for interest income, net between Hortonworks’ to that of Cloudera.
5. Pro Forma Earnings Per Share
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma combined statements of operations are based upon the pro forma condensed combined net loss and Cloudera’s weighted average number of shares outstanding plus Hortonworks’ historical weighted average number of shares multiplied by the exchange ratio. For the year ended January 31, 2018, pro forma weighted average shares outstanding was determined using Cloudera’s weighted average shares outstanding at January 31, 2018, and Hortonworks’ converted weighted average shares outstanding at December 31, 2017. For the nine months ended October 31, 2018, pro forma weighted average shares outstanding was determined using Cloudera’s weighted average shares outstanding at October 31, 2018 and Hortonworks’ converted weighted average shares outstanding at September 30, 2018. In addition, as the pro forma condensed combined statement of operations reflects a loss, the shares used for both basic and diluted are the same, as including outstanding common stock equivalents would be anti-dilutive. The shares to be issued are approximately 112 million and are determined based on Hortonworks’ shares outstanding at closing multiplied by the 1.305 exchange ratio.